Exhibit 3
•	On January 7, 2008, New Mountain Vantage, L.P., a Delaware limited partnership (“NMV”), New Mountain Vantage (California), L.P., a Delaware limited partnership (“NMVC”), New Mountain Vantage (Texas), L.P., a Delaware limited partnership (“NMVT”), New Mountain Vantage (Cayman) Ltd., a Cayman Islands exempt limited company (“NMV Offshore”, and collectively, the “Proponents”), and, New Mountain Vantage GP, L.L.C., a Delaware limited liability company (“Vantage GP”), New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company (“Vantage” or “New Mountain Vantage”), New Mountain Vantage HoldCo Ltd., a Cayman Islands exempt limited company (“NMV Offshore HoldCo”), Mr. Steven B. Klinsky (collectively, the Proponents and such other entities and persons, the “NMV Entities”), NMV Special Holdings, LLC, a Delaware limited liability company (“NMVSH”), and the California Public Employees’ Retirement System, a unit of the California State and Consumer Services Agency charged with oversight of the Public Employees’ Retirement Fund (“CalPERS”), (NMV Entities, NMVSH and CalPERS, collectively, the “Reporting Persons”, and together with the Nominees (as defined below) the “Participants”) filed a Definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) in connection with the 2008 Annual Meeting of Shareholders of National Fuel Gas Company (“NFG” or the “Company”) soliciting proxies to vote for the election of F. Fox Benton, III, David M. DiDomenico, and Frederic V. Salerno (the “Nominees”) as Directors for the Company and began the process of mailing the Definitive Proxy Statement and BLUE proxy card to shareholders.

•	This Web site is for general information purposes only. It does not have regard to the specific investment objective, financial situation, suitability or the particular need of any specific person who reads this Web site, and should not be taken as advice on the merits of any investment decision. The views expressed herein are those of Vantage and are based on or derived from publicly available information.

•	Except as provided in the Schedule 13D filed with the SEC on October 30, 2006, as amended (“Schedule 13D”), relating to the common stock of NFG, the Participants are not acting together with any other person for the purpose of acquiring, holding, voting or disposing of securities of NFG. Any intention of any other person to act together with the Participants for any of these purposes is expressly disclaimed by the Participants.

•	Except for historical information contained in this Web site, this Web site, including the analyses and views of Vantage and Schlumberger Data & Consulting (“Schlumberger”) contained herein, include forward-looking statements with respect to, among other things, the operating performance of NFG. These statements may be identified by the use of forward-looking terminology such as the words “expects,” “intends,” “believes,” “anticipates” and other terms with similar meaning indicating possible future events or actions or potential impact on the business or shareholders of NFG. Vantage’s views and these forward-looking statements are based solely on publicly available information and on various assumptions that are inherently subject to significant economic, competitive, and other risks and uncertainties that could cause actual results to differ materially, and have been included solely for illustrative purposes. These risks and uncertainties include, among others, the ability to successfully solicit sufficient proxies to elect the Proponents’ Nominees to the NFG’S board of directors, the ability of the Proponents’ Nominees to influence the management of NFG and to improve the operating performance of NFG, and risk factors associated with the business of NFG, as described by NFG on Form 10-K for the fiscal year ended September 30, 2006, and in other periodic reports of NFG, which are available at no charge at the website of the SEC at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Vantage recognizes that there may be confidential information in the possession of NFG that could lead NFG to disagree with Vantage’s conclusions. Other shareholders or potential shareholders of NFG should make their own determination concerning an investment in NFG. Vantage reserves the right to change any of its views expressed herein at any time as it deems appropriate. Vantage disclaims any obligations to update the information contained herein.

•	Vantage and its affiliates manage funds that are in the business of trading — buying and selling — public securities. It is possible that there will be developments in the future that cause Vantage to change its position regarding the Company and possibly increase, reduce, dispose of, or change the form of its investments in the Company.
Additional Information
•	The Definitive Proxy Statement contains detailed information about the Participants, including the Nominees. Investors and security holders may obtain the Definitive Proxy Statement and other relevant documents free of charge by contacting the Proponents’ proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 456-3422 or by e-mail at info@innisfreema.com. Banks and Brokers may call collect at 212-750-5833. The proxy statement will also be available through the web site maintained by the SEC at www.sec.gov. In addition to the Definitive Proxy Statement, the Proponents may file other proxy information with the SEC. NFG SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER MATERIALS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION.